Exhibit 99.1

Schnitzer Announces Second Quarter Fiscal 2016 Earnings Date, Preliminary Results and Third Quarter Outlook

PORTLAND, Ore.--(BUSINESS WIRE)--March 28, 2016--Schnitzer Steel Industries, Inc. (Nasdaq: SCHN) will report its second quarter fiscal 2016 financial results on Wednesday, April 6, 2016 and will webcast a conference call to discuss the performance at 11:00 a.m. Eastern on the same day.

During the second quarter, significantly weaker export demand in the latter half of the quarter led to ferrous and nonferrous sales prices falling to multi-year lows. The lower price environment adversely impacted scrap flows which compressed metal spreads. At the end of February, export ferrous sales prices for shipments in the third quarter began to improve and have continued to show strength.

In the second quarter, Auto and Metals Recycling Business ferrous sales volumes are estimated to be approximately 8% below first quarter levels and average ferrous selling prices are estimated to be approximately 6% lower sequentially. In the Steel Manufacturing Business, finished steel sales volumes and selling prices are estimated to be approximately 10% lower sequentially, primarily due to increased competition from imported long steel products. During the second quarter, the Company identified additional cost savings in both operating divisions and corporate which are expected to benefit the second half of fiscal 2016 by approximately $13 million.

The Company estimates an adjusted loss per share from continuing operations for the second quarter in the range of $0.25 – $0.27 per share excluding noncash goodwill and other asset impairment charges and restructuring costs. The estimated improvement in adjusted loss per share from continuing operations compared to the second quarter of fiscal 2015 is primarily due to higher AMR adjusted operating income and decreased corporate expense, partially offset by lower SMB performance. Reported GAAP loss per share from continuing operations is estimated to be in the range of $1.48 to $1.50, including noncash goodwill and other asset impairment charges estimated to be $27 million, or approximately $1.00 per share, and restructuring and other exit-related costs of $5 million, or approximately $0.23 per share.

Although markets remain volatile, for the third quarter the Company currently anticipates ferrous sales volumes to increase approximately 10% sequentially, subject to timing of shipments. As a result, AMR’s operating income for the third quarter of fiscal 2016 is expected to be approximately double the adjusted operating income in the third quarter of fiscal 2015, reflecting stronger ferrous sales prices and retail activity compared to the second quarter, benefits from higher cost savings and no material impact from average inventory accounting. SMB is expected to deliver positive operating income on higher sales volumes. The Company will discuss its third quarter outlook as part of its quarterly conference call.

The preliminary information provided above is based on the Company’s current estimate of its financial results for the second quarter ended February 29, 2016 and remains subject to change based on ongoing review of the Company’s second quarter financial results.

The webcast of the call and the accompanying slide presentation may be accessed on Schnitzer’s website under the Investor section Event Calendar at www.schnitzersteel.com/events. The call will be hosted by Tamara L. Lundgren, President and Chief Executive Officer, and Richard D. Peach, Senior Vice President and Chief Financial Officer.

Replay Information

Toll Free Dial: (855) 859-2056
Toll Free International Dial: (404) 537-3406
Conference ID: 64193154
Replay Available: 04/06/2016 to 04/11/2016

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled metal products in the United States with operating facilities located in 24 states, Puerto Rico and Western Canada. Schnitzer has seven deep-water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company's integrated operating platform also includes auto parts stores and steel manufacturing. With an effective annual production capacity of approximately 800,000 tons, the Company's steel manufacturing business produces finished steel products, including rebar, wire rod and other specialty products. The Company began operations in 1906 in Portland, Oregon.

Non-GAAP Financial Measures

This press release includes estimated performance based on adjusted loss per share from continuing operations, a non-GAAP financial measure as defined under SEC rules. Adjusted loss per share from continuing operations excludes noncash goodwill and other asset impairment charges and certain costs related to restructuring. Management believes that the foregoing non-GAAP financial measure provides a meaningful presentation of the Company's results from its core business operations excluding items that are not related to the Company's ongoing core business operations and improves the period-to-period comparability of the Company's results from its core business operations. This non-GAAP financial measure should be considered in addition to, but not as a substitute for loss per share from continuing operations, the most directly comparable US GAAP measure.

Safe Harbor for Forward-Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references to "we," "our," "us" and "SSI" refer to the Company and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding future events or our expectations, intentions, beliefs and strategies regarding the future, which may include statements regarding trends, cyclicality and changes in the markets we sell into; expected results, including pricing, sales volumes and profitability; strategic direction; changes to manufacturing and production processes; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions and credits; the realization of deferred tax assets; planned capital expenditures; liquidity positions; ability to generate cash from continuing operations; the potential impact of adopting new accounting pronouncements; obligations under our retirement plans; benefits, savings or additional costs from business realignment, cost containment and productivity improvement programs; and the adequacy of accruals.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as "believes," "expects," "anticipates," "intends," "assumes," "estimates," "evaluates," "may," "will," "could," "opinions," "forecasts," "projects," "plans," "future," "forward," "potential," "probable," and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases and public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in "Item 1A. Risk Factors" in our most recent annual report on Form 10-K and in our quarterly report on Form 10-Q. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site; the cyclicality and impact of general economic conditions; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; imbalances in supply and demand conditions in the global steel industry; the impact of goodwill impairment charges; the impact of long-lived asset impairment charges; the realization of expected benefits or cost reductions associated with productivity improvements and restructuring initiatives; difficulties associated with acquisitions and integration of acquired businesses; customer fulfillment of their contractual obligations; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under our bank credit agreement; the impact of the consolidation in the steel industry; inability to realize expected benefits from investments in technology; freight rates and availability of transportation; impact of equipment upgrades and failures on production; product liability claims; the impact of impairment of our deferred tax assets; the impact of a cybersecurity incident; costs associated with compliance with environmental regulations; the adverse impact of climate change; inability to obtain or renew business licenses and permits; compliance with greenhouse gas emission regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

CONTACT:
Schnitzer Steel Industries, Inc.
Investor Relations:
Alexandra Deignan, 646-278-9711
www.schnitzersteel.com
ir@schn.com